EXHIBIT 99.1

BioNexus Gene Lab Corp. Calls for Malaysia–China Biotechnology Cooperation to Move Beyond Trade into Co-Development

KUALA LUMPUR, Malaysia, May 29, 2026 — BioNexus Gene Lab Corp. (Nasdaq: BGLC) (“BioNexus” or the “Company”), a technology-focused company advancing innovation across biotechnology, precision diagnostics, and emerging healthcare platforms, today highlighted its participation in the 2026 China–Malaysia Economic Cooperation Outlook Forum, held on May 21, 2026 at the Mandarin Oriental Hotel in Kuala Lumpur.

The forum, held under the theme “Advancing Biotechnology and Healthcare Collaboration towards a China–Malaysia Community with a Shared Future,” brought together government representatives, industry leaders, investors, healthcare professionals, and experts from Malaysia and China to discuss strategic cooperation across biotechnology, healthcare, pharmaceutical development, infrastructure, and related sectors.

Sam Tan, Chief Executive Officer of BioNexus, participated as a speaker, where he discussed the opportunity to build a Malaysia–China precision healthcare corridor focused on moving biotechnology collaboration beyond traditional trade and into deeper models of co-development, clinical validation, commercialization, capital markets engagement, and regional healthcare access.

“Malaysia and China have an opportunity to move beyond product-level cooperation and build practical platforms for biotechnology co-development,” said Mr. Tan. He further stated, “China continues to generate strong biotechnology innovation, while Malaysia can play an important role as an ASEAN execution hub for clinical validation, regulatory navigation, laboratory deployment, healthcare data development, capital markets connectivity, and regional commercialization.”

During his remarks, Mr. Tan emphasized that precision healthcare is shifting from late-stage treatment toward earlier detection, continuous monitoring, personalized intervention, and AI-assisted clinical insight. He noted that advanced diagnostics, including liquid biopsy and minimal residual disease monitoring, can support this transformation, but only if such technologies are made clinically useful, economically accessible, and operationally scalable across regional healthcare systems.

Mr. Tan also discussed BioNexus’ strategic approach to cross-border biotechnology commercialization, including the Company’s model involving Fidelion Diagnostics Pte. Ltd. and the VitaGuard™ MRD platform. The Company views this structure as an example of how China-origin biotechnology innovation can be paired with dedicated international commercialization vehicles, Malaysia-based ASEAN execution capabilities, and public-company discipline.

Mr. Tan added, “The Fidelion model demonstrates how differentiated biotechnology can be structured for international outreach. A strong platform should connect innovation, rights ownership, clinical validation, local execution, regulatory discipline, commercialization, capital markets readiness, and long-term patient access. This is where Malaysia can play a meaningful role in the regional biotechnology ecosystem.”

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BioNexus believes that public markets can accelerate biotechnology cooperation when utilized strategically. As a Nasdaq-listed company with operations in Malaysia and Southeast Asia, BioNexus aims to leverage public-company governance, transparency, and partner credibility to support the development of scalable healthcare platforms. The Company emphasizes that public-market rigor and cross-border strategic alignments serve as primary enablers of science, commercial execution, and expanded patient access.

The Company identified several focused pillars for Malaysia–China collaboration, including:

•	Accelerated clinical validation and commercialization pathways for China-origin precision oncology and liquid biopsy technologies across ASEAN;

•	Advancement of targeted biotechnology infrastructure, including specialized diagnostic reagents and scalable laboratory networks; and

•	AI-integrated healthcare development and clinical deployment, strictly compliant with regional data sovereignty and privacy frameworks.

BioNexus intends to continue pursuing strategic partnerships and platform-building opportunities that align with its broader focus on precision diagnostics, gene-based technologies, AI-integrated healthcare, biotechnology commercialization, and regional platform development.

“The region’s role should not be limited to being a market,” Mr. Tan said. “Malaysia can become a bridge between China’s biotechnology innovation and the healthcare needs of ASEAN. The real opportunity is to build platforms for precision diagnostics, clinical validation, AI-ready healthcare data, regional manufacturing, capital markets connectivity, and affordable access for patients.”

About BioNexus Gene Lab Corp.

BioNexus Gene Lab Corp. (Nasdaq: BGLC) is a technology-focused company advancing innovation across biotechnology, precision diagnostics, and emerging healthcare platforms. Through strategic investments, partnerships, and licensing arrangements, the Company supports the development and commercialization of next-generation healthcare technologies.

The Company is building a platform spanning precision medicine, gene-based technologies, AI-integrated healthcare solutions, and selected biotechnology infrastructure opportunities in Asia and the United States. Through its subsidiaries and strategic initiatives, BioNexus is focused on expanding access to advanced molecular diagnostics, supporting regional commercialization of innovative healthcare technologies, and developing cross-border platforms for biotechnology growth.

For more information, please visit www.bionexusgenelab.com.

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Investor Relations

BioNexus Gene Lab Corp.

Email: ir@bionexusgenelab.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by terminology such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “potential,” and similar expressions.

Forward-looking statements in this press release include, without limitation, statements regarding the Company’s strategy, business plans, potential collaborations, commercialization opportunities, biotechnology platform development, precision healthcare initiatives, AI-related healthcare opportunities, regional expansion, capital markets engagement, manufacturing or CDMO-related initiatives, and the potential impact of the Company’s relationships and strategic models, including those involving Fidelion Diagnostics Pte. Ltd. and VitaGuard™ MRD.

These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Factors that may affect future results include market adoption of diagnostic technologies, regulatory developments, strategic partnership outcomes, commercialization execution, access to capital markets, financing availability, operational risks, manufacturing and supply-chain constraints, competition, technological change, macroeconomic and geopolitical developments, compliance with stock-exchange, securities, healthcare, data privacy and other regulatory requirements, and other risks described under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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